UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Ohio Property

On June 27, 2006, we caused our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of a hotel located in Milford, Ohio (outside of Cincinnati, Ohio). The purchase contract between NAPSTAK II, LLC, as the seller, is for a Homewood Suites® by Hilton containing 76 guest rooms. The purchase price for the hotel is $7,900,000. There can be no assurance at this time that our purchasing subsidiary will in fact purchase this hotel.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $150,000. This initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review” period, which ends on August 12, 2006. If the purchase contract is not terminated during the review period, an additional deposit of $150,000 is due within three (3) business days after the expiration of the review period. If our purchasing subsidiary terminates the purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

Under the purchase contract, the existing franchise and management agreements will be terminated if a closing occurs. Our leasing subsidiary will enter into new franchise and management agreements after closing.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the agreement to purchase the hotel.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include but are not limited to the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and the franchise and management agreements shall have been terminated by the seller. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

Washington Property

Also on June 27, 2006, we caused our purchasing subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of a hotel located in Seattle, Washington. The purchase contract between Lake Union Hotel Associates Limited Partnership, as the seller, is for a Residence Inn® by Marriott containing 234 guest rooms. The purchase price for the hotel is $54,200,000. There can be no assurance at this time that our purchasing subsidiary will in fact purchase this hotel.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $250,000. This initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review” period, which ends on August 12, 2006. If the purchase contract is not terminated during the review period, an additional deposit of $250,000 is due within three (3) business days after the expiration of the review period. If our purchasing subsidiary terminates the purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

Under the purchase contract, the existing franchise and management agreements will be terminated if a closing occurs. Our leasing subsidiary will enter into new franchise and management agreements after closing.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the agreement to purchase the hotel.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include but are not limited to the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and the franchise and management agreements shall have been terminated by the seller. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

June 28, 2006